EXHIBIT 10.33


                          AMENDMENT NUMBER FOUR TO THE
              MATRIX CAPITAL CORPORATION 401(k) PROFIT SHARING PLAN

         AMENDMENT made effective as of December 30, 2001 by Matrix Bancorp, Inc., (the "Employer"), a corporation organized and existing under the laws of the State of Colorado.

                                   WITNESSETH:

         WHEREAS, the Employer previously adopted and maintains Matrix Capital Corporation 401 (K) Profit Sharing Plan (the "Plan"), effective January 1, 1994; and

         WHEREAS, pursuant to Article VIII, Section 8.1 of the Plan, the Employer may amend the Plan at any time; and

         WHEREAS, the Employer desires to amend the Plan to change the Plan Year and make certain other changes associated with contributions for future plan years.

         NOW, THEREFORE, BE IT RESOLVED, that effective December 30, 2001, the Plan is hereby amended as follows:

I.       Definitions:

1.       Article I of the Plan is amended to change the following definition:

         "1.46 "Plan Year" means the Plan's accounting year of twelve (12) months commencing on December 31st of each year and ending the following December 30th. The Plan Year beginning January 1, 2001 and ending December 30, 2001 shall be a short Plan Year."

2.       Article I of the Plan is amended to add new definitions as follows:

         "1.61 , "Applicable Tax Year" means the Tax Year in which the Plan Year begins."

         "1.62 "First Day Participant" means any Employee who is an Employee and a Participant on the first day through the last day of the Applicable Tax Year."

         "1.64 "Specified Minimum Employer Contribution" means for each Plan Year, a Participating Employer may make a discretionary Specified Minimum Employer Contribution on behalf of First Day Participants. The Specified Minimum Employer Contribution for each Plan Year shall be in an amount determined by the Chief Financial Officer by appropriate resolution on or before the last day of the Applicable Tax Year. Such Specified Minimum Employer Contribution shall be allocated to First Day Participants in accordance with Section 4.12 of the Plan."

         "1.65 "Tax Year" means the fiscal year of the Company."

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II.      Contribution and Allocation Amendment:

1.       Article IV of the Plan is amended to add a new Section 4.12 as follows:

         "4.12    SPECIFIED MINIMUM EMPLOYER CONTRIBUTION

                  Notwithstanding any provision of the Plan to the contrary, the following provisions shall govern the treatment of Specified Minimum Employer Contributions:

                           (a) For each Plan Year,  the  Participating  Employer
                  shall  make  a  discretionary   Specified   Minimum   Employer
                  Contribution on behalf of the First Day Participants. The Specified Minimum Employer Contribution will be based on Compensation earned by the First Day Participants in the Applicable Tax Year. The Specified Minimum Employer Contribution for each Plan Year shall be in an amount determined by the Chief Financial Officer by appropriate resolution on or before the last day of the Applicable Tax Year.

                           (b) Each First Day Participant's  allocation shall be
                  determined as follows:

                           (1) First, the Specified Minimum Employer Contribution shall be allocated during the Plan Year as Deferred Compensation as described in Section 4.2 of the Plan and Matching Contributions described in
                           Section 4.1 of the Plan, to the Participant's Elective Account and Particpant's Account, respectively, of each First Day Participant. Such Matching Contributions shall be allocated without regard to any last-day requirement, or any other Year of Service or Hour of Service requirement.

                           (2) Second, if any of the Specified Minimum Employer Contribution remains after the allocation in Section 4.12(b)(1), above, the remainder shall, to the extent allowable under Section 415 of the Code, be allocated as an additional Matching Contribution on the last day of the Plan Year to each First Day Participant's Participant's Elective Account, in the ratio that such First Day Participant's Deferred Compensation during the Plan Year bears to the Deferred Compensation of all First Day Participants during the Plan Year.

                           The Specified Minimum Employer Contribution allocated as an additional Matching Contribution shall be treated in the same manner as Matching Contributions for all purposes of the Plan.

                           (3) Third, any balance of the Specified Minimum Employer Contribution remaining unallocated after the allocation in Section 4.12(b)(2), above, shall be allocated as an Employer's Non-Elective Contirbution in accordance with Section 4.4(b)(4), to each First Day Participant's Participant's Account, in the ratio that the First Day Participant's Compensation during the Plan Year bears to the total Compensation of all First Day Participants during the Plan Year. Such

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                           Employer's   Non-Elective   Contribution   shall   be
                           allocated without regard to any last-day requirement, or any other Year of Service or Hour of Service requirement.

                           (4) The administrator shall reduce the proportionate allocation under Sections 4.12(b)(1), (2), and (3), above, to Participants who are Highly Compensated Employees to the extent necessary to comply with the provisions of Section 401(a)(4) of the Code and the regulations thereunder. Any such amount will be allocated and reallocated to the remaining Participants to the extent allowed under Section 415 of the code.

                           (c) The Participating Employer shall make the Specified Minimum Employer Contribution in cash, in one or more installments without interest, at any time during the Plan Year, and for purposes of deducting such Specified Minimum Employer Contribution, not later than the Participating Employer's federal tax filing date, including extensions, for its Tax Year that ends within such Plan Year. The Trustee shall post such amount to each First Day Participant's Participant's Elective Account or Particpant's Account, once the allocations under Sections 4.12(b)(1) through (4), above, are determined.

                  The Specified Minimum Employer Contribution shall be held in a suspense account until posted. Such suspense account shall not participate in the allocation of investment gains, losses, income and deductions of the trust as a whole, but shall be invested separately. All gains, losses, income and deductions attributable to such suspense account shall be applied to reduce Plan fees and expenses. In no event will amounts remain in the suspense account after the end of the Plan Year.

                           (d) In no event shall the Specified  Minimum Employer
                  Contribution, when aggregated with other Employer and Participant contributions for the Employer's Tax Year that ends within such Plan Year, exceed the amount deductible by the Employer for federal income tax purposes for such Tax Year."

                  EXCEPT AS OTHERWISE STATED HEREIN, the Plan remains in effect and unchanged.

         IN WITNESS WHEREOF, and as evidence of the adoption of this Plan amendment, the Employer has caused the same to be executed by its duly authorized officer(s) the 30th day of December, in the year 2001.

                                         MATRIX BANCORP, INC.



                                         By   /s/ David Kloos
                                           ------------------------------------
                                              David Kloos







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